Exhibit 99.1

  Sonic Solutions Reports Results for Second Quarter Ended September 30, 2006

     NOVATO, Calif.--(BUSINESS WIRE)--Nov. 8, 2006--Sonic Solutions(R) (NASDAQ:
SNIC) today announced its financial results for the second quarter ended September 30, 2006.


                      Summary Financial Results
               (in thousands, except per share amounts)

                                Three Months Ended
                                  September 30,


             2006 (Non-GAAP)  2006 (GAAP) 2005 (Non-GAAP) 2005 (GAAP)
            ----------------- ----------- --------------- ------------
                (unaudited)   (unaudited)   (unaudited)   (unaudited)
            ----------------- ----------- --------------- ------------

Net revenue          $35,853     $35,853         $31,948      $31,948
Gross profit         $28,938     $27,762         $26,112      $24,794
Net income            $4,194      $2,669          $2,599       $3,102
Net income
 per diluted
share                  $0.15       $0.10           $0.09        $0.11


     For the quarter ended September 30, 2006, net revenue was $35.9 million, reflecting an increase of 12% from $31.9 million for the quarter ended September 30, 2005. Gross profit was $27.8 million compared to $24.8 million for the quarter ended September 30, 2005, representing an increase of 12%. Net income was $2.7 million or $0.10 per fully diluted share in the quarter ended September 30, 2006. The non-GAAP presentation contained herein excludes stock based compensation charges resulting from our adoption of Statement of Financial Accounting Standard 123R ("SFAS 123R") "Share-Based Payments," certain abandoned acquisition costs, and the amortization of acquired intangibles. Based on these adjustments, non-GAAP net income for the second quarter ended September 30, 2006 was $4.2 million and non-GAAP net income per diluted share was $0.15

     "Our fiscal second quarter fell slightly below expectations due to an interruption with a key OEM partner. However, we have worked to alleviate this disruption and further enhance our relationship. We also made significant progress on our key corporate initiatives, including HD, DVD On Demand, and the launch of Easy Media Creator 9," stated Dave Habiger, President and Chief Executive Officer of Sonic. "This morning we announced the acquisition of SystemOK, a provider of system restore software. We expect this strategic move will advance our leadership position in creating, managing and editing digital media software by ensuring the safety of consumers' digital media assets and providing significant value to key OEM partners."

     Non-GAAP Presentation

     In this press release, Sonic provides adjustments to financial information calculated on the basis of GAAP as supplemental information relating to its results of operations. The non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into our operations that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, offers a more complete understanding of factors and trends affecting our business. The non-GAAP measures should be considered as supplements to, and not as substitutes for or superior to, the corresponding measures calculated in accordance with GAAP. The non-GAAP disclosure and the non-GAAP adjustments, including the basis for such adjustment and the impact on our operations, are outlined below:

     Stock Compensation Expense Adjustment. As of April 1, 2006, we adopted SFAS 123R. In our non-GAAP presentation for the second quarter ended September 30, 2006, we excluded $344,000, or $0.01 per fully diluted share tax affected, in stock compensation expense recorded in our GAAP income statement pursuant to SFAS 123R. SFAS 123R stock compensation expense was recorded in our GAAP income statement as follows: $7,000 to cost of revenue; $125,000 to marketing and sales; $125,000 to research and development; and $87,000 to general and administrative. Given the significance and non-cash nature of this expense, and for the reasons set forth below, management has excluded such expense from the non-GAAP earnings presentation for the second quarter ended September 30, 2006. Further, we believe the exclusion of stock compensation expenses recorded in the second quarter ended September 30, 2006 improves the comparability to our results for the second quarter ended September 30, 2005 during which there was no stock option expense recorded, as the adoption of SFAS 123R occurred during the current fiscal year.

     Abandoned Acquisition Expense Adjustment. During the second quarter ended September 30, 2006, we expensed costs incurred during the due diligence phase of a potential acquisition of a company that we evaluated, but ultimately did not acquire. We excluded this amount from our non-GAAP financial measures because we believe it is a non-recurring expense that is not indicative of Sonic's ongoing business operations. Further, we believe this exclusion improves the comparability to our results for the second quarter ended September 30, 2005, since there was no comparable expense during that quarter.

     Acquisition-Related Intangible Amortization. Under purchase accounting rules, some portion of an acquisition purchase price is allocated to intangibles, such as core and developed technology and customer contracts, which are then amortized over various periods of time. The GAAP presentation includes amortization on all acquired intangibles from prior transactions we have consummated. The amortization expense on acquired intangibles does not result in ongoing cash expenditures and, in management's view, does not otherwise have a material impact on Sonic's ongoing business operations.

     We believe our non-GAAP presentation is useful to investors for the reasons described above, and because such presentation offers investors a better understanding of Sonic's core business operating results and budget planning decisions. Management uses these non-GAAP measures internally to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets and to allocate resources. The economic substance behind our decision to use the non-GAAP measures is an increase in net income of $0.05 per fully diluted share for the quarter ended September 30, 2006. Material limitations associated with the use of the non-GAAP financial measures versus the comparable GAAP measures are (a) the non-GAAP measures provide a view of our earnings that does not include all of our expense obligations for the period in question, and (b) this may not enhance the comparability of our results to those of other companies undergoing similar transitions as a result of the adoption of SFAS 123R or to companies who have abandoned acquisition expenses and/or acquisition-related intangibles, but who have treated such matters differently. We compensate for these limitations by providing full disclosure of the effects of these non-GAAP measures, by presenting the corresponding treatment prepared in conformity with GAAP in this release and in our financial statements and by providing a reconciliation to the corresponding GAAP measures so that investors can use the information to perform their own analysis.

     Sonic will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today to discuss its financial results for the second quarter ended September 30, 2006. Investors are invited to listen to Sonic's quarterly conference call on the investor section of the Company's website at www.sonic.com (http://www.sonic.com/). A replay of the web cast will be available approximately two hours after the conclusion of the call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until 9:00 p.m. PST, November 15, 2006, and can be accessed by dialing 719-457-0820 or 888-203-1112 and entering confirmation code 6216407.


                           Sonic Solutions
           Condensed Consolidated Statements of Operations
         (in thousands, except per share amounts, unaudited)

                                  Three Months Ended Six Months Ended
                                    September 30,     September, 30,
                                    2006     2005     2006     2005
                                  --------- -------- -------- --------

Net Revenue                        $35,853  $31,948  $72,740  $67,467

Cost of Revenue                      8,091    7,154   15,806   16,919
                                  --------- -------- -------- --------

       Gross Profit                 27,762   24,794   56,934   50,548
                                  --------- -------- -------- --------

Operating expenses
        Marketing and sales          7,698    7,354   15,227   15,877
        Research and development    10,283   10,819   21,015   20,692
        General and administrative   4,531    3,354    8,797    8,264
        Abandoned acquisition        1,016      ---    1,016      ---
        Business integration           ---       41      ---      336
                                  --------- -------- -------- --------
      Total operating expenses      23,528   21,568   46,055   45,169
                                  --------- -------- -------- --------
      Operating income               4,234    3,226   10,879    5,379

Other income (expense), net            190     (234)     348     (347)
                                  --------- -------- -------- --------

      Income before income taxes     4,424    2,992   11,227    5,032
Provision (benefit) for income
 taxes                               1,755     (110)   4,468   (3,974)
                                  --------- -------- -------- --------

      Net income                    $2,669   $3,102    6,759    9,006
                                  ========= ======== ======== ========
      Net income per share
                    Basic            $0.10    $0.13    $0.26    $0.37
                                  ========= ======== ======== ========
                    Diluted          $0.10    $0.11    $0.25    $0.32
                                  ========= ======== ======== ========

      Shares used in computing net
       income per share
                    Basic           25,922   24,586   25,850   24,468
                                  ========= ======== ======== ========
                    Diluted         27,253   27,975   27,334   27,738
                                  ========= ======== ======== ========


                           Sonic Solutions
                Condensed Consolidated Balance Sheets
                 (in thousands, except share amounts)

                                             September 30,   March 31,
                                                 2006        2006(1)
                                              (unaudited)
                                             ------------- -----------
              ASSETS
---------------------------------------------

Current assets:
  Cash and cash equivalents                    $   16,344  $   18,731
  Short term investments                           44,275      42,350
  Accounts receivable, net of allowance for
   returns and doubtful accounts of $5,235
   and $7,611 at March 31, 2006 and September
   30, 2006, respectively                          22,563      23,141
  Inventory                                           458         689
  Deferred tax benefit                              4,037       3,879
  Prepaid expenses and other current assets         3,454       3,771
                                             ------------- -----------
        Total current assets                       91,131      92,561

Fixed assets, net                                   3,775       4,833
Purchased and internally developed software
 costs, net                                           885       1,266
Goodwill                                           54,151      54,151
Acquired intangibles, net                          41,576      43,914
Deferred tax benefit, net                           8,921      11,391
Other assets                                          946       1,355
                                             ------------- -----------

  Total assets                                 $  201,385  $  209,471
                                             ============= ===========

  LIABILITIES AND SHAREHOLDERS' EQUITY
---------------------------------------------

Current liabilities:
  Accounts payable                             $    4,903  $    7,727
  Accrued liabilities                              21,144      24,380
  Deferred revenue                                  5,206       7,795
  Bank note payable                                20,000         ---
  Obligations under capital leases, current
   portion                                              8          35
                                             ------------- -----------
        Total current liabilities                  51,261      39,937

Bank note payable                                     ---      30,000
Other long term liabilities, net of current
 portion                                              585         373
Deferred revenue, net of current portion               59           2
Obligations under capital leases, net of
 current portion                                      ---           2
                                             ------------- -----------
         Total liabilities                         51,905      70,314
                                             ------------- -----------

Shareholders' equity:
  Convertible preferred stock, no par value,
   10,000,000 shares authorized; 0 shares
   issued and outstanding at March 31, 2006,
   and September 30, 2006, respectively               ---         ---
  Common stock, no par value, 100,000,000
   shares authorized; 25,685,953 and
   25,973,792 shares issued and outstanding
   at March 31, 2006 and September 30, 2006,
   respectively                                   130,571     126,880
  Accumulated other comprehensive loss             (1,064)       (937)
  Accumulated earnings                             19,973      13,214
                                             ------------- -----------
            Total shareholders' equity            149,480     139,157
                                             ------------- -----------
              Total liabilities and
               shareholders' equity            $  201,385  $  209,471
                                             ============= ===========

(1) March 31, 2006 balances are derived from the audited financial statements included in the Company's 2006 Annual Report on Form 10-K.


                           Sonic Solutions
 Reconciliation of Reported Operating Results to Non-GAAP Operating
                                Results
               (in thousands, except per share amounts)


                                                 Three Months Ended
                                                    September 30,
                                                   2006        2005
                                               ----------- -----------
                                               (unaudited) (unaudited)
Reconciliation from GAAP to Non-GAAP Gross
 Profit
-----------------------------------------------
  GAAP gross profit                             $  27,762   $  24,794

  Non-GAAP adjustment:
    Amortization of acquired intangibles            1,169       1,318
    SFAS 123R stock compensation expense
     included in cost of revenue                        7         ---
                                               ----------- -----------
  Non-GAAP gross profit                         $  28,938   $  26,112
                                               =========== ===========

Reconciliation from GAAP to Non-GAAP Net Income
-----------------------------------------------
  GAAP net income                               $   2,669   $   3,102

  GAAP income before tax                            4,424       2,992

  Non-GAAP adjustment:
    SFAS 123R stock compensation expense              344         ---
    Abandoned acquisition expense                   1,016         ---
    Amortization of acquired intangibles            1,169       1,318
    Tax adjustment(1)                              (1,004)     (1,821)
                                               ----------- -----------
  Non-GAAP net income                           $   4,194   $   2,599
                                               =========== ===========

 GAAP net income per share applicable to common
      Basic                                     $    0.10   $    0.13
                                               =========== ===========
      Diluted                                   $    0.10   $    0.11
                                               =========== ===========

 Non-GAAP net income per share applicable to
  common
      Basic                                     $    0.16   $    0.11
                                               =========== ===========
      Diluted                                   $    0.15   $    0.09
                                               =========== ===========

Shares used in computing per share amounts
      Basic                                        25,922      24,586
                                               =========== ===========
      Diluted                                      27,253      27,975
                                               =========== ===========

(1) Tax adjustment calculated by applying second quarter ended
 September 30, 2006 effective tax rate of 39.7%.


     About Sonic Solutions

     Sonic Solutions (NASDAQ:SNIC) (http://www.sonic.com) is the leader in digital media software, providing a broad range of interoperable, platform-independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic's products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio(R)-branded CD and DVD creation, playback and backup solutions that have become the premier choice for consumers, prosumers and business users worldwide.

     Sonic products are globally available from major retailers as well as online at Sonic.com and Roxio.com, and are bundled with PCs, after-market drives and consumer electronic devices. Sonic's digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic Solutions is headquartered in Marin County, California.

     Sonic, the Sonic logo, Sonic Solutions, and Roxio are trademarks or registered trademarks of Sonic Solutions in the U.S. and/or other countries. All other company or product names are trademarks or registered trademarks of their respective owners and, in some cases, are used by Sonic under license.

     Forward-Looking Statements

     This press release and Sonic's quarter ended September 30, 2006 earnings conference call contain forward-looking statements that are based upon current expectations. Such forward-looking statements include revenue and earnings per share guidance for the quarter ending December 31, 2006 and revenue guidance for the fiscal year ending March 31, 2008; and views regarding opportunities presented by the "download and burn" business model, our ability to strengthen our relationships with end-users, the opportunities and benefits achieved through Sonic's integration of the Roxio Consumer Software Division, the evolution of, and opportunities for Sonic arising from, next-generation high definition formats and channels, future market opportunities and the potential benefits of our acquisition of SystemOK. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the timely introduction and acceptance of new products, including but not limited to Sonic's high definition series products; the costs associated with new product introductions and the possible adverse effect on gross margin; any fluctuation in demand for Sonic products; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses, new product introductions, cost of Sarbanes Oxley ("SOX") compliance or business expansion; loss of significant customers or key suppliers; risks related to acquisitions and international operations; costs associated with litigation or prosecution and intellectual property claims; changes in effective tax rates; and other factors, including those discussed in Sonic's annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with Sonic's most recent annual report on Form 10-K and Form 10-K/A and Sonic's other reports on file with the Securities and Exchange Commission, which contain a more detailed discussion of Sonic's business including risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements.


     CONTACT: Sonic Solutions
              A. Clay Leighton, Chief Financial Officer, 415-893-8000
              Fax: 415-893-8008
              clay_leighton@sonic.com
              or
              StreetSmart Investor Relations
              Brooke Deterline, 415-893-7824
              Anne Leschin, 415-775-1788
              investinsonic@sonic.com